                                                                   EXHIBIT 10(d)

                                Promissory Note

$621,073.32
                                                        Indianapolis, Indiana
                                                        Dated: April 1, 1994

For Value received, the undersigned, Riviera Tool Company, a Michigan corporation ("Borrower") promises to pay to the order of Banc One Equipment Finance, Inc., an Indiana corporation ("Lender") at Lender's offices in Indianapolis, Indiana, in lawful money of the United States of America the principal sum of Six Hundred Twenty One Thousand Seventy Three Dollars and Thirty Two Cents ($621,073.32) together with interest on the unpaid principal balance from the date of execution of this Promissory Note until the principal is fully paid at an annual rate equal to seven percent (7%) without relief from valuation and appraisement laws. Interest shall be computed on the balance of principal outstanding from time to time and shall be calculated on the basis of 365 days per year and actual days elapsed.

Borrower shall pay this Note and interest in monthly installments due and payable on the first day of each calendar month beginning on May 1, 1994, such monthly payments (which include both principal and interest) to be in the amount of Ten Thousand Dollars (10,000.00) for payments from May 1, 1994 to and including April 1, 1995, and in the amount of Fifteen Thousand Dollars ($15,000.00) for payments beginning on May 1, 1995 and thereafter until fully paid.

A late payment processing fee equal to five percent (5%) of the applicable payment amount (but not to exceed the highest rate permitted by law) shall be paid on any delinquent payment which is more than five days overdue.

Borrower may prepay, in its entirety, the unpaid principal balance of this Note plus accrued interest from the date of the last payment thereof to the date of such prepayment without premium or penalty.

Payments shall be allocated between principal, interest and fees, if any, in the discretion of Lender.

This Note is the Note referred to in the Security Agreement, dated as of April 1, 1994, between Borrower and Lender ("Agreement"), is secured as provided in the Agreement and the holder hereof is entitled to the benefits thereof.

Terms defined in the Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

Borrower hereby waives presentment for payment, protest, notice of protest and notice of nonpayment of this Note and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by Lender. Borrower hereby waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note together with any interest accrued may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

In the event that Lender shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges, and all costs and expenses of such action, including attorneys' fees.

Borrower agrees that its liability hereunder is absolute and unconditional without regard to the liability of any other party and that no delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana.

Borrower irrevocably consents to the jurisdiction and venue of any state or federal court in Marion County, Indiana, and waives all rights to trial by jury, in any action or proceeding brought on any matter whatsoever arising out of, in connection with or in any way related to this instrument.

ATTEST:                                             RIVIERA DIE & TOOL, INC.

By: /S/ Douglas Nienhuis                            By: /S/ Kenneth K. Rieth
   --------------------------                          ------------------------
                                                    Title: PRESIDENT
                                                          ---------------------

                               SECURITY AGREEMENT


  This Agreement is made as of April 1, 1994 by and between Banc One Equipment Finance, Inc. ("Banc One"), with Banc One's mailing address being at 111 Monument Circle, Indianapolis, Indiana 46277 and Debtor(s) identified at the end of this Agreement ("Debtor").

  1. Grant of Security Interest. For valuable consideration, receipt of which is hereby acknowledged, Debtor grants, pledges and assigns to Banc One a security interest in all of Debtor's respective right, title and interest, purchase money as appropriate, in and to the property which is purchased with the proceeds of the Obligations and all property described in the attached Exhibit A, now or hereafter arising or acquired, wherever located, together with any and all contract rights in such property, additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereafter installed in, affixed to or used in connection with said property, in all products and proceeds thereof, cash and non-cash, including, but not limited to, proceeds of notes, checks, instruments, indemnity proceeds, or any insurance on such and any refund or rebate of premiums on such ("Collateral"), to secure the prompt payment and complete performance of the Obligations (as hereinafter defined); provided, however, that the Collateral shall not include any Hazardous Materials (as hereinafter defined), except for any Hazardous Materials (a) which are and/or hereafter will be handled, stored and contained in accordance with all applicable Hazardous Materials Laws (as hereinafter defined), (b) which either (i) are and/or will be hereafter used or useful in the ordinary course of business of Debtor or (ii) have a resale or salvage value which exceeds the cost of disposing of such Hazardous Materials, and (c) which are disclosed in writing to Banc One as to its hazardous nature.

  2. Secured Obligations. This Agreement secures the prompt payment and complete performance in full when due, whether at maturity, by acceleration, demand or otherwise, of the Promissory Note of the Debtor in the original principal sum of $621,073.32, and dated April 1, 1994, and any and all renewals, extensions or substitutions therefor, and also any and all other liabilities of Debtor to Banc One, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorney fees and the like) ("Obligations"). It is Debtor's express intention that this Agreement and the continuing security interest granted hereby, in addition to covering all present Obligations of Debtor to Banc One, shall extend to all future Obligations of Debtor to Banc One, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or are reincurred, whether or not such Obligations are related to the indebtedness identified above by class, type or kind and whether or not such Obligations are specifically contemplated by Debtor and Banc One as of the date hereof. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligations secured hereby shall not limit or be construed to limit the scope of this Agreement.

     3. Location(s) of Collateral. The Collateral will be kept at the following location ("Location"): 5460 Executive Parkway, Grand Rapids, Michigan 49512

     4. Representations, Warranties and Covenants. Debtor represents, warrants, covenants and agrees as follows:

     (a) Debtor is and will continue to be (or, with respect to after acquired property, will be when acquired), the legal and beneficial owner of the Collateral free and clear of any lien, security interest, mortgage, charge or encumbrance except for the security interest created by this Agreement and the security interest granted to Heller Financial Leasing, Inc. and except for liens in favor of NBD Grand Rapids, NA and Comerica Bank which liens shall be junior to the lien of Banc One. Except as previously disclosed to Banc One in writing, no effective Uniform Commercial Code ("UCC") financing statement or other instrument covering all or any part of the Collateral is on file in any recording office, except those in favor of Banc One;

     (b) Debtor will join with Banc One in executing such financing statements, security agreements or other instruments in form satisfactory to Banc One upon Banc One's request and, in the event for any reason the law of any jurisdiction becomes or is applicable to the Collateral or any part thereof, or to any Obligation owed to Banc One, Debtor agrees to execute and deliver all such instruments and to do all of such other things as may be reasonably necessary or appropriate to preserve, protect and enforce the security interest and lien of Banc One under the law of such jurisdiction to the extent such security interest would be protected under that jurisdiction's UCC;

     (c) The Collateral is not attached or affixed to real estate in such a manner that it would become a fixture thereto or an accession to other goods without prior disclosure, notification to and approval by Banc One in addition to the execution of an owner/mortgagee/landlord release/waiver in favor of Banc One;

     (d) Debtor at its sole expense shall keep each item of Collateral insured against all risks of loss or damage from every cause whatsoever for the full replacement value of such item of Collateral. Debtor at its sole expense shall carry public liability and property damage insurance protecting Debtor from liabilities for injuries to persons and damage to property of others relating in any way to the Collateral. Debtor at its sole expense shall carry environmental risk insurance should any of the collateral include Hazardous Materials. Debtor shall deliver to Banc One satisfactory evidence of such coverage. Proceeds of any insurance covering damage or loss of the Collateral shall be payable to Banc One as one of the loss payees and shall be applied toward (a) the replacement, restoration or repair of the Collateral, or (b) payment of the obligations of Debtor to Heller Financial Leasing, Inc. and/or Banc One secured by the Collateral. Each insurance policy will require that the insurer give Banc One at least 30 days prior written notice of any cancellation of such policy and will require that Banc One's interests be continued insured regardless of any act, error, omission, neglect or misrepresentation of Debtor. The insurance maintained by Debtor shall be primary without any right of contribution from insurance which may be maintained by Banc One. If Debtor does not keep the Collateral insured as required herein and/or fails to supply Banc One with evidence of that insurance, Banc One shall have the right, in its sole discretion, to obtain insurance in amounts sufficient to fully protect its interest, without notifying Debtor. Debtor agrees that Banc One shall have the right, in its sole discretion, to determine the manner in which Debtor shall reimburse Banc One for the premium for such insurance, including but not limited to (a) requiring Debtor to immediately reimburse Banc One for the premium and other costs it incurs or (b) adding that amount directly to the principal balance of any of the Obligations. Debtor will pay interest on any amount added to the principal balance at the highest rate set forth in any of such Obligation(s);

     (e) Debtor will pay promptly when due all taxes, assessments and governmental charges upon or against Debtor, the Collateral or the property or operations of Debtor, in each case before same becomes delinquent and before penalties accrue thereon, unless and to the extent that same are being contested in good faith by appropriate proceedings. At its option, Banc One may discharge taxes, liens or security interests or other encumbrances at any time placed on the Collateral and may pay for maintenance and preservation of the Collateral, all at Debtor's expense;

     (f) Debtor agrees it will, at its sole expense: (a) repair and maintain the Collateral in good condition and working order and supply and install all replacement parts or other devices when required to so maintain the Collateral or when required by applicable law or regulation, which parts or devices shall automatically become part of the Collateral; (b) use and operate the Collateral in a careful manner in the normal course of its business and only for the purposes for which it was designed in accordance with the manufacturer's warranty requirements, and comply with all laws and regulations relating to the Collateral, and obtain all permits or licenses necessary to install, use or operate the Collateral; and (c) make no alterations, additions, subtractions, upgrades or improvements to the Collateral without Banc One's prior written consent, but any such alterations, additions, upgrades or improvements shall automatically become part of the Collateral. The Collateral will not be used or located outside of the United States. Debtor agrees to permit Banc One (or its agents) the right to inspect the Collateral during Debtor's business hours.

     (g) Debtor will, in the event of appropriation or taking of all or any part of the Collateral, give Banc One prompt written notice thereof. Banc One shall be entitled to receive directly, and Debtor shall promptly pay over to Banc One, any awards or other amounts payable with respect to such condemnation, requisition or other taking and in its sole discretion may apply the proceeds as it deems best without regard to whether an Event of Default has or has not occurred;

     (h) At least thirty (30) days prior to the occurrence of the event, Debtor will deliver to Banc One written notice of any addition change in Debtor's name, identity or legal structure;

     (i) Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or an interest therein;

     (j) Debtor will from time to time execute and deliver to Banc One such lists, descriptions and designations of Collateral as Banc One may require to identify the nature, extent and location of the Collateral;

     (k) Debtor is in material compliance with all Federal, State and local laws, statutes, ordinances, regulations, rulings and interpretations relating to industrial hygiene, public health or safety, environmental conditions, the protection of the environment, the release, discharge, emission or disposal to air, water, land or ground water, the withdrawal or use of ground water or the use handling, disposal, treatment, storage or management of or exposure to Hazardous Materials ("Hazardous Materials Laws"), the violation of which would have a material effect on its business, its financial condition or the Collateral. The term "Hazardous Materials" means any flammable materials, explosives, radioactive materials, pollutants, toxic substances, hazardous water, hazardous materials, hazardous substances, polychlorinated biphenyls, asbestos, urea formaldehyde, petroleum (including its derivatives, by-products or other hydrocarbons) or related materials or other controlled, prohibited or regulated substances or materials, including, without limitation, any substances defined or listed as or included in the definition of "hazardous substances, "hazardous wastes", "hazardous materials", "pollutants" or "toxic substances" under any Hazardous Materials Laws. Debtor has not received any written or oral communication or notice from any judicial or governmental entity nor is it aware of any investigation by any agency for any violation of any Hazardous Materials Law;

     (1) All representations, warranties, covenants and agreements set forth herein and all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, shall be at the time same is furnished, accurate, correct and complete in all material respects as of the date hereof, on the date upon which Debtor acquires any of the Collateral or any rights therein not presently acquired or existing and shall continue until the Obligations are paid in full.

     5. Appointment of Attorney-in-Fact. Debtor hereby irrevocably appoints Banc One or its designee as Debtor's attorney in fact, with full authority in the place instead of Debtor, from time to time in Banc One's discretion prior to, upon, during, and after an Event of Default, to take any action and to execute any instrument which Banc One may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation, (a) to perfect and continue to perfect the security interests created by this Agreement; (b) to ask, demand, collect or sue for, recover, compound, receive and give acquittance in receipts for any monies due or become due under or in respect for any Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with the Collateral; and (d) to file any claims or take any action or institute any proceeding which Banc One may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Banc One in the Collateral.

     6. Events of Default. The following events shall be "Events of Default" under this Agreement: (a) default by Debtor in performance of any covenant or agreement herein; (b) any warranty, representation or statement made or furnished to Banc One by or on behalf of Debtor in connection with this Agreement or to induce Banc One to make a loan or extend other credit to Debtor, proving to have been false in any material respect when made or furnished; (c) default by Debtor in performance of any covenant or agreement or in any payment obligation contained in any Obligation; (d) default by Debtor in performance of any covenant or agreement contained in any letter or agreement executed in conjunction with any Obligation; (e) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor or any guarantor or surety for Debtor; (f) any uninsured loss, theft, damage or destruction of the Collateral; (g) the making of any levy, seizure or attachment of any Collateral; (h) refusal to surrender the Collateral as herein above provided; or (i) if Banc One shall for any reason deem itself insecure as to the prospect of payment of any Obligation.

     7.  Rights upon Default.    If any Event of Default shall occur, then:

     (a) Banc One may, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable and this Agreement and any or all of the Obligations in default;

     (b) All payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Banc One and Heller Financial Leasing, Inc. ("Heller"), shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Banc One or Heller in the same form as received by Debtor (duly endorsed by Debtor to Banc One or Heller, if required). Subject to Heller's right to priority as set forth in the Subordination Agreement dated as of April 1, 1994 between Banc One and Heller, any and all such payments so received by Banc One (whether from Debtor or otherwise) may, in the sole discretion of Banc One, be held by Banc One, or then or at any time thereafter be applied in whole or in part by Banc One against, all or any part of the Obligations in such order as Banc One may elect;

     (c) Banc One shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the UCC as adopted in the state where Banc One's principal office is located or other applicable laws. Without limiting the generality of the foregoing, Banc One shall have the right to take possession of the Collateral in full or in part and for that purpose Banc One may enter upon any premises on which the Collateral may be situated and remove the Collateral therefrom;

     (d) Without demand of performance or other demand, advertisement or notice of any kind (except the notice(s) specified below regarding the time and place of public sale or disposition or time after which a private sale or disposition is to occur) to Debtor, any Obligor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), Banc One may forthwith collect, receive, appropriate and realize upon the Collateral, in full or in any part thereof, may abandon, not claim or not take possession of any Collateral, and/or may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale(s) at any of Banc One's offices or elsewhere at such price(s) as Banc One may determine, for cash or on credit or for future delivery without assumption of any credit risk. Banc One shall have the right upon any public sale(s), and, to the extent permitted by law, upon any such private sale(s), to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor;

     (e) Debtor, at Banc One's request, will assemble the Collateral and make it available to Banc One at such place(s) as Banc One may reasonably select, whether at Debtor's place(s) of business and/or the Location of Collateral or elsewhere. Debtor further agrees to allow Banc One to use or occupy Debtor's place(s) of business and/or Location of Collateral, without charge, for the purpose of effecting Banc One's remedies in respect to the Collateral;

     (f) Banc One shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Banc One hereunder, including attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Banc One may elect, and only after or applying over such net proceeds and after the payment by Banc One of any other amount required by any provision of law, need Banc One account for the surplus, if any, to Debtor;

     (g) To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Banc One arising out of the repossession, retention, sale or disposition of the Collateral;

     (h) Debtor agrees that Banc One need not give more than ten (10) calendar days' notice, addressed to Debtor at Debtor's mailing address set forth above, of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters; and

     (i) Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Banc One is entitled.

     (j) All rights of Banc One contained herein are junior to and subject to the prior secured rights of Heller Financial Leasing, Inc. as set forth in the Subordination Agreement dated as April 1, 1994 between Banc One and Heller Financial Leasing, Inc.

     8. Processing of Collateral After an Event of Default. Debtor hereby agrees that Banc One or its designee may do whatever Banc One in its sole discretion deems to be commercially reasonable to prepare any Collateral for disposition and to dispose of any Collateral, including without limitation operating any of Debtor's manufacturing or other processes relating to the Collateral and using patents, copyrights, trademarks, trade names, trade secrets, rights under manufacturer's warranties, and the like relating to or affecting such processes or the Collateral and disposition thereof, and that Debtor shall not do anything which would restrict Banc One's right so to act. Banc One may transfer Collateral into its name or that of a nominee and receive the dividends, royalties or income thereof. Banc One shall have no duty as to the collection or protection of the Collateral or any income therefrom, nor as the preservation of rights against prior parties, not as to the preservation of any right pertaining thereto. All rights of Banc One contained herein are junior to and subject to the prior secured rights of Heller Financial Leasing, Inc. as set forth in the Subordination Agreement dated as April 1, 1994 between Banc One and Heller Financial Leasing, Inc.

     9. Construction of Rights and Remedies and Waiver of Notice and Consent. Unless otherwise expressly provided herein, (a) any right or remedy of Banc One may be pursued without notice to or further consent of Debtor, both of which Debtor hereby expressly waives; (b) each right or remedy is distinct from but cumulative to each other right or remedy and may be exercised independently of concurrently with, or successively to any other right and remedy; (c) no extension(s) of time and/or modification(s) of amortization of any Obligation shall release the liability of or bar the availability of any right or remedy against Debtor, and Banc One shall not be required to commence proceedings against Debtor or to extend time for payment or otherwise to modify amortization of any Obligation; and (d) Banc One has the right to proceed at its election against any or all of the Collateral, against all such property together or against any items thereof from time to time, and not action against any item(s) of property shall bar subsequent actions against any other item(s) of property.

     10. Extensions and Compromises. With respect to any Collateral or any Obligation, Debtor assents to all extensions or postponements to the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the release of any party primarily or secondarily liable, to the acceptance of partial payment thereof or to the settlement or compromise thereof, all in such matter and such time or times as Banc One may deem advisable. No forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

     11. Indemnity and Expenses. (a) Debtor agrees to indemnify Banc One from any and all claims, losses and liabilities growing out of or resulting from this Agreement; (b) Debtor will upon demand pay or reimburse Banc One, as the case may be, the amount of any and all expenses, including fees and disbursements of counsel, experts and agents, which Banc One may incur in connection with, (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collections from, or other realization upon any Collateral; (iii) the exercise or enforcement of any of the rights of Banc One hereunder; or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Upon Debtor's failure to promptly pay any said amount, Banc One may add said amount to the principal amount owed on any Obligation and charge interest on the same at the rate of interest as set forth in said Obligation; (c) Debtor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Banc One from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of (i) any release, discharge, deposit, dump, spoil, leak or placement of any Hazardous Material into or on any Collateral or property owned, leased, rented or used by Debtor (the "Property") at any time;
(ii) any contamination of the soil or ground water of the Property or damage to the environment and natural resources of the Property or the result of actions whether arising under any Hazardous Materials Law, or common law; or (iii) any toxic, explosive or otherwise dangerous Hazardous Materials which have been buried beneath or concealed with the Property. The indemnities set forth in this paragraph shall survive termination of this Agreement and shall be effective for the full dollar amount of any said cost, expense, etc., regardless of the actual dollar amount of any Obligation(s).

     12. Miscellaneous. (a) Any notice, statement, request, demand, consent, or other document required to be given hereunder (any of which may be referred to as "notice") by either party shall be in writing and shall be delivered personally or by certified or registered mail, postage prepaid, return receipt requested, to the last known address of said party. When personally delivered, any notice shall be deemed given when actually received. Except as otherwise provided herein, a notice shall be deemed given when mailed. Any mailed notice given pursuant to this section shall be deemed reasonable and shall be effective, regardless of whether actually received; (b) this Agreement shall be construed and interpreted under the laws of the State of Indiana; (c) this Agreement shall be binding upon Debtor, Debtor's personal representatives, heirs, successors and assigns, as the case may be, and shall be binding upon the inure to the benefit of Banc One and its successors and assigns. Debtor cannot assign this Agreement; (d) this Agreement may be amended, but only by a written amendment signed by Banc One and Debtor; (e) if any provisions of this Agreement or the application of any provision to any party or circumstance shall, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby; (f) the headings contained in this Agreement have been inserted for convenience of reference only and are not to be used to interpreting this Agreement; (g) where appropriate, the number of all words in this Agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof; (h) a carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement and may be filed as such whenever necessary or desirable, in Banc One's opinion, to perfect the security interest granted by this Agreement; (i) Banc One may correct patent errors herein, may fill in any blank spaces herein and may date this Agreement; (j) if more than one signer executes this instrument, the word "Debtor" as used herein shall be deemed to include all such signers, and all of the warranties, representations, covenants and obligations hereof shall be joint and several of and for all such signers; (k) this Agreement shall take effect when signed by Debtor; and (1) time is of the essence of all requirements of Debtor hereunder.

All parties to this Agreement, including Debtor and Banc One, irrevocably consent to the jurisdiction and venue of any state or federal court in Marion County, Indiana, and waive all rights to trial by jury, in any action, proceeding or counterclaim brought by any party against any other party on any matter whatsoever arising out of, in connection with or in any way related to this Agreement.


                                             RIVERA DIE & TOOL, INC. ("Debtor")

Witness: /s/ Douglas Nienhuis                By: /s/ Kenneth K. Rieth
        ------------------------------          ------------------------------
                                             Title: PRESIDENT
                                                   ---------------------------


Accepted and Agreed to:

BANC ONE EQUIPMENT FINANCE, INC.

By:
   -----------------------------
Title:
      --------------------------

                                   EXHIBIT A
                   TO SECURITY AGREEMENT DATED APRIL 1, 1994
                          BY RIVIERA DIE & TOOL, INC.
                  IN FAVOR OF BANC ONE EQUIPMENT FINANCE, INC.

   1       Danly Machine Specialties, Inc.                  1       Wolverine Vertical Computer
           #SE4-800-156x102QDC double-crank                         Numerically Controlled Tracer
           straight-side press die plate                            Milling Machine, Ser. #1970-0559
           air clutch and rolling die plate                         Model Year - 1982
           28" stroke
           66" shut height                                  1       Model 10H-2500 Computer
           18" slide adjustment                                     Numerically Controlled Horizontal
           16  strokes per minute                                   Machining Center, Serial #50021
           12" thick bolster plate, including                       including Acramatic 900 MC Control
           air counterbalance                                       Serial #51-5900M15F-0280, Model
           #3B-38-12 die cushion                                    Year - 1982
           38" dia, 12" stroke, and 135-ton
           100 hp main drive motor, 3/60/480                1       1000-Ton Straight Side Press,
           7.5 hp slide adjustment motor                            Model S4-1000-144-84QDC, Serial
           120-volt magnetic control                                $69280022, including 4-point drive.
                                                                    Machine rebuilt in 1969.

   2       Danly Machine Specialist                         1       Model DF-212000-120 1200-Ton Double
           #S4-800-144X96 double crank straight                     Acting Toggle Press Serial #45-11015,
           side presses, Ser. #63182601, 63182602,                  including Raymar Controls. Machine
           air clutch                                               rebuilt in 1969.
           28" stroke
           72" shut height                                  1       Model FDNC-106 Vertical Copy
           18" slide adjustment                                     Miller Machine, Serial #A60-1391,
           16 strokes per minute                                    complete with all standard equipment
           8" thick bolster plate, including
           air counterbalance                               1       Model FNC-86 Vertical Machining
           #3B-38-12 die cushion                                    Center, Serial #A61-38, complete
           38" dia and 45.2-ton                                     with all standard equipment
           100 hp main drive motor, 3/60/480
           7.5 hp slide adjustment motor                    1       Model EDNC-85 Computer Numerically
           120-volt magnetic control                                Controlled Electrical Discharge Machine
                                                                    Serial #A63-52


                                         INITIALS:
                                         RIVIERA DIE & TOOL, INC.
                                                                 ---------

                                   EXHIBIT A
                   TO SECURITY AGREEMENT DATED APRIL 1, 1994
                          BY RIVIERA DIE & TOOL, INC.
                  IN FAVOR OF BANC ONE EQUIPMENT FINANCE, INC.

Greco Systems #P-XTN Minifile, S/N BOKC14                   Toyoda Machine Works, LTD #FV65 Vertical
                                                            CNC Machining Center S/N NF1979 with 32-station
Cincinnati Milicron #B Electrical Discharge                 Tool Changer, Including 26" X 56" Table Model
Machine, S/N 1266409 including Cintrojet Model              EC-40 Chip Conveyor, S/N 15692, 20/15 H.P.
ML-T-1V2246 Dual Solid State Power Supply, S/N              Motor Fanuc System 11M Control
4116J2676-0006

Bridgeport 2 H.P. Variable Speed Vertical Mill,             Georgh Kobold (Germany) #KOD526-S12 Drill
S/N 232050 (1986), including 9" x 42" T-Slot Table          Grinder, S/N 2718162
and Acu-Rite III 2-Axis Digital Readout

Bridgeport 2 H.P. Variable Speed Vertical Mill,             Bridgeport 2 H.P. Variable Speed Vertical Mill,
S/N 256305 (1990), including 9" x 48" T-Slot                S/N 256302 (1990), including 9" x 48" T-Slot Table
Table and Acu-Rite Millmate 2-Axis Digital Readout          and Acu-Rite Millmate 2-Axis Digital Readout

Bridgeport 2 H.P. Variable Speed Vertical Mill,             #ME-310 Sellers Drill Sharpener
S/N 256208 (1990), including 9" x 48" T-Slot Table
and Acu-Rite Millmate 2-Axis Digital Readout


#ME-114 Sterling Drill Grinder, S/N DC2988DB                Econoline #RA-42Y24 Sandblast Cabinet
                                                            S/N E-85-1986


HR2A618 Surface Grinder (Made in Taiwan)                    Big Joe model 1518R6 die lift truck with battery
S/N 2A1010                                                  and built-in charger S/N 326358


Cincinnati Milicron Model 15VC-1000                         Model K1 radial cut-off saw, 6" max. wheel
CNC vertical milling machining center                       dia., steel stand, manual feed, 1 HP motor
S/N 7015-A01-89-01010, 44" x 20"
slotted production table, 26 tool                           Trince Model 36/BP2 Sandblast cabinet
rotary magazine, coolant system,                            S/N 33726-9
Acramatic 850 pendant mount controls,
way covers                                                  DoAll Model V36 36" vertical metal cutting
                                                            bandsaw, 30" x 30" tilting table, model D-8W-1A
Dake Model 25N 25-ton hydraulic utility                     blade welder, worklight
press, hand pumped, S/N 191283


Mitutoyo Model PN350 profile projector,                     Cincinnati Milacron Model 15VC-1000
S/N 70202 Geo-Chek III, XY digital readout,                 Cintimatic CNC vertical milling machining
cart mounted                                                center S/N 7015-A01-88-0026, 44" x 20"
                                                            slotted production table, 26 tool rotary
Mold storage table, 13' long x 3' wide 3" channel           magazine, coolant system, Acramatic 850
construction, with 1 Yale 2-ton tolley mounted              pendant mount controls
electric chaindrop hoist running the length of
the table


                                        INITIALS:
                                        RIVIERA DIE & TOOL, INC.
                                                                -------

                                   EXHIBIT A
                   TO SECURITY AGREEMENT DATED APRIL 1, 1994
                          BY RIVIERA DIE & TOOL, INC.
                  IN FAVOR OF BANC ONE EQUIPMENT FINANCE, INC.

Bridgeport vertical turret mill, S/N 252850              Mitutoyo Model 515-319 Height Master height
9" x 48" slotted table, 2 HP variable speed              gauge, S/N 029865
head, Anilam Miniwizard XY digital readout
worklight


Model FC-50K electronic bench scale,                     Quincy Model QE-15 horizontal tank
50kg x 5g, digital readout with 4' x 4' floor            mounted air compressor, S/N E10391
mounted platform                                         10 HP, 2 stage aftercooler

Arrow Pneumatics Model A-45 refrigerated                 Terit Model DF-2DF8 15 HP down flow dust
air dryer, S/N 7962A                                     collector, S/N 255530

Storch Model BOM2C 6 volt lifting Magnet                 Sonicor Instrument Model TS-9045/wj
S/N 1907                                                 ultrasonic parts cleaner, S/N 76143-0989


Economy die table, 25" x 36" top, S/N 31592              D.M.E. Model UF500Micro hand-held
mechanical elevation, caster mounted                     ultraform machine


Yuasa Model 550-423 tilting machine                       Westhoff high precision horizontal drilling
table                                                     machine, S/N UK-100-1-89-789N, single
                                                          spindla, 8 1/4" x 8 1/2" slotted table
1991 (2) A-frames, horses, 3 ton electric                 fractional HP motor, table mounted
crane, 10' x 8' special tools, plates

1991 Feermeclaner/Deckel self-standing                    Boyar Schultz surface grinder 6 x 16 wet
collect type grinder with light S/N 90-24810


Boyar Shultz surface grinder 6 x 12 wet                   Lagun Republic vertical ram turret mill,
                                                          S/N SE-18853, 2 HP, 3 Phase, Accurite
Sasanki cutter grinder                                    readout

Hypertool grinder S/N S-30436                             Midway cutter grinder, bench top collect type

Deckel cutter grinder, bench top collect type             K & M rotary table 12" cross slide



                                     INITIALS:
                                     RIVIERA DIE & TOOL, INC.
                                                             ------